EXHIBIT 10.24




                               MERIX CORPORATION


                            ________________________


                                FOURTH AMENDMENT


                            Dated as of May 28, 199


                                       to


                            Note Purchase Agreements
                            dated September 10, 1996

                            ________________________


                       Re: $40,000,000 7.92% Senior Notes
                             due September 15, 2003

                  FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

     THIS FOURTH AMENDMENT dated as of May 28, 1999 (the or this "Fourth Amendment") to the Note Purchase Agreements, each dated September 10, 1996, as amended by the First Amendment to Note Purchase Agreements dated May 28, 1997, the Second Amendment to Note Purchase Agreements dated August 29, 1997, and the Third Amendment to Note Purchase Agreements dated November 28, 1997, and supplemented by the First Waiver Under Note Purchase Agreements dated as of August 29, 1998, the Second Waiver Under Note Purchase Agreements dated as of November 28, 1998, and the Third Waiver Under Note Purchase Agreements dated as of February 27, 1999 is between MERIX CORPORATION, an Oregon corporation (the "Company"), and each of the institutions which is a signatory to this Fourth Amendment (collectively, the "Noteholders").

                                   RECITALS:

     A. The Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated September 10, 1996, as amended by the First Amendment to Note Purchase Agreements dated May 28, 1997, the Second Amendment to Note Purchase Agreements dated August 29, 1997, and the Third Amendment to Note Purchase Agreements dated November 28, 1997, and supplemented by the First Waiver Under Note Purchase Agreements dated as of August 29, 1998, the Second Waiver Under Note Purchase Agreements dated as of November 28, 1998 and the Third Waiver Under Note Purchase Agreements dated as of February 27, 1999 (collectively, the "Note Purchase Agreements"). The Company has heretofore issued the $40,000,000 7.92% Senior Notes Due September 15, 2003 (the "Notes") dated September 10, 1996 pursuant to the Note Purchase Agreements. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

     B. The Company and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

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     NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENT

     1.1. Section 8.1 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

     "8.1. Required Prepayments.

               On September 15, 1999 and on each March 15 and September 15 thereafter to and including March 15, 2003, the Company will prepay $4,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase."

     1.2. Section 10.4 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

     "10.4. Interest Charges Coverage Ratio.

               (a) The Company will not permit the ratio, as of the end of the fiscal quarter of the Company ended August 28, 1999, of (i) Consolidated Income Available for Interest Charges for the fiscal quarter then ended to (ii) Interest Charges for such fiscal quarter, to be less than 2.00 to 1.00.

               (b) The Company will not permit the ratio, as of the end of the fiscal quarter of the Company ended November 27, 1999, of (i) Consolidated Income Available for Interest Charges for the period of the two consecutive fiscal quarters then ended to (ii) Interest Charges for the period of the two consecutive fiscal quarters then ended, to be less than 2.00 to 1.00.

               (c) The Company will not permit the ratio, as of the end of the fiscal quarter of the Company ended February 26, 2000,

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          of (i) Consolidated Income Available for Interest Charges for the
          period of the three consecutive fiscal quarters then ended to (ii) Interest Charges for the period of the three consecutive fiscal quarters then ended, to be less than 2.00 to 1.00.

               (d) The Company will not permit the ratio, as of the end of any fiscal quarter of the Company ended after February 26, 2000, of (i) Consolidated Income Available for Interest Charges for the period of the four consecutive fiscal quarters then ended to (ii) Interest Charges for the period of the four consecutive fiscal quarters then ended, to be less than 2.00 to 1.00.

     1.3. Section 10.5 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

     "10.5. Consolidated Net Worth.

               The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $49,000,000 plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of the Company beginning with the fiscal quarter ended August 28, 1999."

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     2.1. To induce the Noteholders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), the Company represents and warrants to the Noteholders that:

               (a) this Fourth Amendment has been duly authorized, executed and delivered by the Company and this Fourth Amendment, the Note Purchase Agreements, as amended by this Fourth Amendment, and the Notes constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (b) the execution, delivery and performance by the Company of this Fourth Amendment (i) has been duly authorized by all necessary corporate action on the part of the Company, (ii) does not require the consent, approval or authorization of, or registration, filing or declaration with, or other action by, any Governmental Authority or any other Person and (iii) will not (A) contravene,

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          result in any breach of, constitute a default under, result in the creation of any Lien in respect of any property of the Company under, or give any other Person the right to require the Company to purchase or repay any Debt under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, (B) conflict with or result in any breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company;

               (c) after giving effect to this Fourth Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) except as disclosed on Schedule 1 attached to this Fourth Amendment, no event has occurred and no condition exists which has had a Material Adverse Effect; and

               (d) except as disclosed on Schedule 1 attached to this Fourth Amendment, all the representations and warranties contained in Section 5 of the Note Purchase Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 3. CONDITION TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

     3.1. This Fourth Amendment shall become effective and binding upon the Company and the Noteholders at such time as (a) executed counterparts of this Fourth Amendment, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders and (b) the Company shall have paid (in immediately available funds) a fee of $75,000 in the aggregate to the Noteholders (such fee to be allocated among the Noteholders in proportion to the respective principal amounts of the Notes held by each).

SECTION 4. PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

     4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Choate, Hall & Stewart, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Fourth Amendment.

SECTION 5. MISCELLANEOUS.

     5.1. All terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect. This Fourth Amendment embodies the entire agreement and understanding

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between the Company and the Noteholders and supersedes all prior agreements and understandings relating to the subject matter hereof.

     5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Purchase Agreements without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires. This Fourth Amendment is an Operative Document. The headings in this Fourth Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.3. This Fourth Amendment shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the law of The Commonwealth of Massachusetts excluding choice-of-law principles of the law of such jurisdiction that would require the application of the law of a jurisdiction other than such jurisdiction.

[The remainder of this page is left blank intentionally.]

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If you are in agreement with the foregoing, please sign the accompanying counterpart of this Fourth Amendment and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

MERIX CORPORATION


By:  JANIE S. BROWN
     ----------------------------------
Its  Chief Financial Officer


Accepted and Agreed to:

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY


By:  DANA DONOVAN
     ----------------------------------
Its  Senior Investment Officer


JOHN HANCOCK VARIABLE LIFE
   INSURANCE COMPANY


By:  DANA DONOVAN
     ----------------------------------
Its  Senior Investment Officer


MASSACHUSETTS MUTUAL LIFE
   INSURANCE COMPANY


By:  RICHARD C. MORRISON
     ----------------------------------
Its  Managing Director


CM LIFE INSURANCE COMPANY


By:  RICHARD C. MORRISON
     ----------------------------------
Its  Investment Officer

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                                   SCHEDULE I
                                       TO
                                FOURTH AMENDMENT


                            dated as of May 28, 1999


                                     BETWEEN


                               MERIX CORPORATION,
                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY,
                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                       AND

                           C.M. LIFE INSURANCE COMPANY



     The representations and warranties in Section 5.3 of the Note Purchase Agreements are qualified by the effects of the restructuring of the Company disclosed in a press release dated August 18, 1998 and the operating losses incurred by the Company through February 27, 1999 as reflected in the Company's financial statements.